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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

Name                                                State or jurisdiction of incorporation
----                                                --------------------------------------
Picor Corporation                                   Delaware, USA
VLT, Inc.                                           California, USA
Vicor GmbH                                          Germany
VICR Securities Corporation                         Massachusetts, USA
Vicor France SARL                                   France
Vicor Italy SRL                                     Italy
Vicor Hong Kong Ltd.                                Hong Kong
Vicor U.K. Ltd.                                     United Kingdom
Vicor B.V.                                          Netherlands
Vicor Japan Company, Ltd.                           Japan
Vicor Development Corporation                       Delaware, USA
     Aegis Power Systems, Inc.                      Delaware, USA
     Mission Power Systems, Inc.                    Delaware, USA
     Northwest Power Integration, Inc.              Delaware, USA
     Converpower Corporation                        Delaware, USA
     Freedom Power Systems, Inc.                    Delaware, USA